                                                                    Exhibit 10.1

             IN THE CIRCUIT COURT OF THE FIFTEENTH JUDICIAL CIRCUIT
                           PALM BEACH COUNTY, FLORIDA



STATE OF FLORIDA, et al.,

                  Plaintiffs,
    v.                                 Civil Action No. 95-1466 AH

AMERICAN TOBACCO
COMPANY, et al.,

                  Defendants.
                               /
-------------------------------

                STIPULATION OF AMENDMENT TO SETTLEMENT AGREEMENT
                ------------------------------------------------
                         AND FOR ENTRY OF CONSENT DECREE
                         -------------------------------


          THIS STIPULATION OF AMENDMENT TO SETTLEMENT AGREEMENT AND FOR ENTRY OF CONSENT DECREE (the "Stipulation of Amendment") is made as of the date hereof, by and among the parties hereto, as indicated by their signatures below, to amend the Settlement Agreement entered into by the parties hereto with respect to this Action on August 25, 1997 (the "Settlement Agreement").

          WHEREAS, on August 25, 1997, the State of Florida and Settling Defendants entered into the Settlement Agreement to settle and resolve with finality all present and future civil claims against all parties to this litigation relating to the subject matter of this litigation which have been or could have been asserted by any of the parties hereto;

          WHEREAS, the Settlement Agreement was approved and adopted as an enforceable order of the Court pursuant to Court Order dated August 25, 1997;

          WHEREAS, the Settlement Agreement contains a "Most Favored Nation" clause which provides that, in the event that Settling Defendants enter into a future pre-verdict settlement agreement of other litigation brought by a non-federal governmental plaintiff on terms more favorable to such governmental plaintiff than the terms of the Settlement Agreement (after due consideration of relevant differences in population or other appropriate factors), the terms of the Settlement Agreement shall be revised so that the State of Florida will obtain treatment at least as relatively favorable as any such non-federal governmental entity;

          WHEREAS, on May 8, 1998, Settling Defendants Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation and Lorillard Tobacco Company (the "MFN Settling Defendants") entered into a pre-verdict settlement agreement with the State of Minnesota (the "Minnesota Settlement") to resolve the lawsuit State of Minnesota v. Philip Morris Inc., No. C1-94-8565 (Dist. Ct. Ramsey County, filed Aug. 17, 1994);

          WHEREAS, the State of Florida and Settling Defendants agree that, pursuant to the Most Favored Nation clause of the Settlement Agreement, the Settlement Agreement is to be revised in light of the Minnesota Settlement;

          WHEREAS, the State of Florida and Settling Defendants have agreed on the terms of revisions to the Settlement Agreement, including revisions in light of the Minnesota Settlement, as set forth in this Stipulation of Amendment and the attached Consent Decree; and

          WHEREAS, the State of Florida and MFN Settling Defendants have further agreed jointly to petition the Court for approval of the Consent Decree:

          NOW, THEREFORE, BE IT KNOWN THAT, pursuant to the Most Favored Nation clause of the Settlement Agreement and in consideration of their mutual agreement to the terms of this Stipulation of Amendment (including, inter alia, waiver of any further claim to revise the Settlement Agreement pursuant to the Most Favored Nation clause, except as expressly provided herein), and such other consideration as described herein, the sufficiency of which is hereby acknowledged, the parties hereto, acting by and through their authorized agents, memorialize and agree as follows:

          1. Amendment of Settlement Agreement. The provisions of this
             ----------------------------------
Stipulation of Amendment supplement the terms of the Settlement Agreement, which shall remain in full force and effect except insofar as they are expressly revised by the provisions of this Stipulation of Amendment.

          2. Voluntary Agreement of the Parties. This Stipulation of Amendment
             -----------------------------------
is entered into voluntarily by the parties hereto. The State and Settling Defendants understand that Congress may enact legislation dealing with some of the issues addressed in the Settlement Agreement, this Stipulation of Amendment or the Consent Decree. The MFN Settling Defendants and their assigns, affiliates, agents and successors hereby voluntarily waive any right to challenge the Settlement Agreement, this Stipulation of Amendment or the Consent Decree, directly or through third parties, on the ground that any term thereof or hereof is unconstitutional, outside the power or jurisdiction of the Court or preempted by or in conflict with any current or future federal legislation (except insofar as the non-economic terms of the Settlement Agreement (as revised hereby) or the Consent Decree are irreconcilable with any such future federal legislation). The Court may, upon the State's application, enter a Consent Decree in the form attached hereto as Exhibit 1.

          3. Definitions. For the purposes of the Settlement Agreement, this
             ------------
Stipulation of Amendment and the Consent Decree, the following terms shall have the meanings set forth below:

          (a) "Consumer Price Index" means the Consumer Price Index for All Urban Consumers for the most recent twelve-month period for which such percentage information is available, as published by the Bureau of Labor Statistics of the U.S. Department of Labor;

          (b) "Market Share" means a Settling Defendant's respective share of sales of Cigarettes, by number of individual Cigarettes shipped in the United States for domestic consumption, as measured by such Settling Defendant's audited reports of shipments of Tobacco Products provided to the U.S. Securities and Exchange Commission ("SEC") (or, in the case of any Settling Defendant that does not provide such reports to the SEC, audited reports of shipments containing the same shipment information as contained in the reports provided to the SEC) ("Shipment Reports"), during (i) with respect to payments made pursuant to paragraph 7 of this Stipulation of Amendment, the calendar year ending on the date on which the payment at issue is due (or, in the case of the payment due on September 15, 1998, the calendar year ending December 31, 1998), regardless of when such payment is made, and (ii) with respect to all other payments made pursuant to this Stipulation of Amendment and the Settlement Agreement, the calendar year immediately preceding the year in which the payment at issue is due, regardless of when such payment is made;

          (c) "Cigarettes" means any product which contains nicotine, is intended to be burned or heated under ordinary conditions of use, and consists of or contains (i) any roll of tobacco wrapped in paper or in any substance not containing tobacco; or (ii) tobacco, in any form, that is functional in the product, which, because of its appearance, the type of tobacco used in the filler, or its packaging and labeling, is likely to be offered to, or purchased by, consumers as a cigarette; or (iii) any roll of tobacco wrapped in any substance containing tobacco which, because of its appearance, the type of tobacco used in the filler, or its packaging and labeling, is likely to be offered to, or purchased by, consumers as a cigarette described in subparagraph (i) of this paragraph;

          (d) "Smokeless Tobacco" means any product that consists of cut, ground, powdered or leaf tobacco that contains nicotine and that is intended to be placed in the oral cavity;

          (e) "Tobacco Products" means Cigarettes and Smokeless Tobacco; and

          (f) "Children" means persons under the age of 18;

The above definitions supplement the definitions provided in the Settlement Agreement and, insofar as they differ, supersede them.

         4. Settlement Receipts. The payments to be made by Settling Defendants
            --------------------
under the Settlement Agreement and this Stipulation of Amendment are in settlement of all of the State of Florida's claims for damages incurred by the State in the year of payment or earlier years related to the subject matter of this Action, and no part of any payment under the Settlement Agreement or this Stipulation of Amendment is made in settlement of an actual or potential liability for a fine, civil penalty, criminal penalty or enhanced damages or as the cost of a tangible or intangible asset or other future benefit. This paragraph 4 supplements and clarifies section II.B(4) of the Settlement Agreement and does not and is not intended to change the characterization of settlement payments described in section II.B(4) of the Settlement Agreement.

          5. Supplemental Initial Payment. Each MFN Settling Defendant severally
             -----------------------------
shall cause to be paid, pro rata in proportion to its Market Share and in accordance with and subject to paragraphs 17 and 18 of this Stipulation of Amendment, to an account designated in writing by the State of Florida, its share of $123,470,000, to be paid on or before January 4, 1999; its share of $464,590,000, to be paid on or before January 3, 2000; its share of $464,590,000, to be paid on or before January 2, 2001; its share of $464,590,000, to be paid on or before January 2, 2002; and its share of $232,760,000, to be paid on or before January 2, 2003. The payments made by MFN Settling Defendants pursuant to this paragraph shall be adjusted upward by the greater of 3% or the actual total percent change in the Consumer Price Index applied each year on the previous year, beginning with the payment due to be made on or before January 3, 2000. The payments due to be made by MFN Settling Defendants pursuant to this paragraph on or before January 3, 2000, on or before January 2, 2001, on or before January 2, 2002, and on or before January 2, 2003, will also be decreased or increased, as the case may be, in accordance with the formula for adjustment of payments set forth in Appendix A hereto. The payment due to be made by MFN Settling Defendants pursuant to this paragraph 5 on or before January 4, 1999, shall not be subject to adjustment for inflation or in accordance with the formula for adjustment of payments set forth in Appendix A hereto.

          6. Acceleration of Supplemental Initial Payment. In the event that any
             ---------------------------------------------
MFN Settling Defendant fails to make any payment required of it pursuant to paragraph 5 of this Stipulation of Amendment (a "Defaulting Defendant") by the applicable date set forth in such paragraph 5 (a "Missed Payment"), the State of Florida shall provide notice to each of the MFN Settling Defendants of such non-payment. The Defaulting Defendant shall have 15 days after receipt of such notice to pay the Missed Payment, together with interest accrued from the original applicable due date at the prime rate as published in the Wall Street Journal on the latest publication date on or before the date of default plus 3%. If the Defaulting Defendant does not make such payment within such 15-day period, the State of Florida shall have the option of providing notice to each of the MFN Settling Defendants of such continued non-payment. In the event that the State of Florida elects to provide such notice, any or all of the MFN Settling Defendants (other than the Defaulting Defendant) shall have 15 days after receipt of such notice to elect (in such MFN Settling Defendant's or such MFN Settling Defendants' sole and absolute discretion) to pay the Missed Payment, together with interest accrued from the original applicable due date at the prime rate as published in the Wall Street Journal on the latest publication date on or before the date of default plus 3%. In the event that the State of Florida does not receive the Missed Payment, together with such accrued interest, within such additional 15-day period, all future payments required to be made by each of the respective MFN Settling Defendants pursuant to paragraph 5 of this Stipulation of Amendment shall at the end of such additional 15-day period be accelerated and immediately become due and owing to the State of Florida from each MFN Settling Defendant, pro rata in proportion to its Market Share and in accordance with and subject to paragraph 18 of this Stipulation of Amendment; provided, however, that such accelerated payments (a) shall all be adjusted upward by the greater of (i) the rate of 3% per annum or

(ii) the actual total percent change in the Consumer Price Index, in either instance for the period between January 1 of the year in which the acceleration of payments pursuant to this paragraph occurs and the date on which such accelerated payments are made pursuant to this paragraph 6, and (b) shall all immediately be adjusted in accordance with the formula for adjustment of payments set forth in Appendix A hereto.

          Nothing in this paragraph 6 shall be deemed under any circumstance to create any obligation on the part of any MFN Settling Defendant to pay any amount owed or payable to the State of Florida by any other MFN Settling Defendant. All obligations of the MFN Settling Defendants pursuant to this paragraph 6 are intended to be and shall remain several, and not joint.

          7. Annual Payments. Each of the Settling Defendants agrees that on or
             ----------------
before September 15, 1998 it shall severally cause to be paid to an account designated in writing by the State of Florida, pro rata in proportion to its respective Market Share and in accordance with and subject to paragraph 18 of this Stipulation of Amendment, its share of $220 million (subject to adjustment for appropriate allocation among Settling Defendants by January 30, 1999).

          Each of the Settling Defendants further agrees that, on or before December 31, 1999 and annually thereafter on or before December 31st of each year after 1999 (subject to final adjustment within 30 days), it shall severally cause to be paid into an account designated by the State of Florida, pro rata in proportion to its respective Market Share and in accordance with and subject to paragraph 18 of this Stipulation of Amendment, its share of 5.5% of the following amounts (in billions):

Year        1999        2000       2001         2002        2003     thereafter
----

Amount      $4.5B       $5B        $6.5B        $6.5B       $8B         $8B
------


          The payments made by Settling Defendants pursuant to this paragraph 7 shall be adjusted upward by the greater of 3% or the actual total percent change in the Consumer Price Index applied each year on the previous year, beginning with the annual payment due on December 31, 1999. Such payments will also be decreased or increased, as the case may be, beginning with the annual payment due on December 31, 1999, in accordance with the formula for adjustment of payments set forth in Appendix A hereto. Settling Defendants shall pay the payment due on September 15, 1998 without adjustment for inflation or in accordance with the formula for adjustments of payments set forth in Appendix A hereto. This paragraph 7 supersedes section II.B(3) of the Settlement Agreement, which is hereby rendered null, void and of no further effect.

          8. Determination of Market Share. In the event of a disagreement
             ------------------------------
between or among any Settling Defendants as to their respective shares of any payment due to be paid on a Market Share basis pursuant to the Settlement

Agreement and this Stipulation of Amendment, each Settling Defendant shall pay its undisputed share of such payment promptly on or before the date on which such payment is due, and shall, within 21 days of such date, submit copies of its Shipment Reports for the year in question to a third party to be selected by agreement of Settling Defendants (the "Third Party"), who shall determine the Market Share of each Settling Defendant within three business days of receipt of such Shipment Reports. The decision of the Third Party shall be final and non-appealable, and shall be communicated by facsimile to each person designated to receive notice hereunder. Each Settling Defendant shall, within two business days of receipt of the Third Party's decision, pay the State or such other Settling Defendant, as appropriate, the difference, if any, between (1) the amount that such Settling Defendant has already paid with respect to the payment in question and (2) the amount of the payment in question that corresponds to such Settling Defendant's Market Share as determined by the Third Party, together with interest accrued from the original date on which the payment in question was due, at the prime rate as published in the Wall Street Journal on the latest publication date on or before the original date on which the payment in question was due plus 3%. In the event of any disagreement by or among Settling Defendants as to their respective shares of the payment due on September 15, 1998 pursuant to this Stipulation of Amendment, the procedures for resolving such disagreement shall be as described in this paragraph, except that each Settling Defendant shall not be required to provide its Shipment Reports to the Third Party until January 21, 1999.

          9. Adjustments in Event of Federal Legislation. In the event that
             --------------------------------------------
federal tobacco legislation is enacted before November 30, 2000 that provides for payments by tobacco companies (whether in the form of settlement payment, tax or otherwise) ("Tobacco Legislation"):

          (a) MFN Settling Defendants shall be entitled to receive a dollar for dollar offset against the annual payments required under paragraph 7 of this Stipulation of Amendment of any amounts that the State of Florida could elect to receive pursuant to such Tobacco Legislation ("Federal Settlement Funds"), up to the full amount of such annual payments, except to the extent that:

               (i) such Federal Settlement Funds are required to be used for purposes other than health care or tobacco-related purposes;

               (ii) such Tobacco Legislation provides the opportunity for other states to elect to receive Federal Settlement Funds but does not provide for the abrogation, settlement or relinquishment of tobacco-related claims of such states that have not previously been resolved; or

               (iii) state receipt of such Federal Settlement Funds is conditioned upon (A) the relinquishment of rights or benefits under the Settlement

          Agreement (including this Stipulation of Amendment and the Consent Decree) (excepting any annual payment amounts subject to the offset); or (B) actions or expenditures by the state unrelated to health care or tobacco (including but not limited to tobacco education, cessation, control or enforcement).

          (b) Nothing in this paragraph 9 shall reduce (i) the payments made to the State of Florida pursuant to sections II.B(1) and (2) of the Settlement Agreement and paragraphs 5 and 6 of this Stipulation of Amendment (by offset, credit, recoupment, refund or otherwise); or (ii) the percentage figure (5.5%) used to determine the State of Florida's annual payments pursuant to paragraph 7 of this Stipulation of Amendment. Nothing in this paragraph 9 is intended to or shall reduce the total amounts payable by MFN Settling Defendants to the State of Florida under the Settlement Agreement (as revised hereby) by an amount greater than the amount of Federal Settlement Funds that the State of Florida could elect to receive. This paragraph 9 supersedes section II.B(5) of the Settlement Agreement, which is hereby rendered null, void and of no further effect.

          10. Clarification of Scope of State's Release. The release of claims
              ------------------------------------------
provided in section II.C(2) of the Settlement Agreement shall, with respect to the Claims therein released as to the future, apply only to monetary Claims. The foregoing sentence does not supersede but rather supplements and clarifies the scope of the release provided in section II.C(2) of the Settlement Agreement. In addition, the State of Florida hereby agrees to dismiss with prejudice those claims dismissed pursuant to the Court's Order Approving and Adopting Certain Stipulations of the Parties as Enforceable Orders of this Court, dated April 24, 1998 (the "April 24th Order") and the Stipulation of Voluntary Dismissal Without Prejudice of Count III of the Plaintiffs' Third Amended Complaint, dated April 24, 1998 (the "April 24th Stipulation"). The State of Florida further agrees that, notwithstanding anything to the contrary in the Settlement Agreement, the April 24th Order or the April 24th Stipulation, the claims dismissed pursuant to the April 24th Order and the April 24th Stipulation shall be treated as Released Claims for purposes of section II.C(2) of the Settlement Agreement.

          11. Limited Most-Favored Nation Provision. In partial consideration
              --------------------------------------
for the monetary payments to be made by MFN Settling Defendants pursuant to this Stipulation of Amendment, the State of Florida agrees that, if MFN Settling Defendants enter into any future pre-verdict settlement agreement of other similar litigation brought by a non-federal governmental plaintiff, or any amendment to any such existing settlement agreement, on terms more favorable to such non-federal governmental plaintiff than the terms of the Settlement Agreement (including this Stipulation of Amendment and the Consent Decree) (after due consideration of relevant differences in population or other appropriate factors), the terms of the Settlement Agreement (including this Stipulation of Amendment and the Consent Decree) shall not be revised except as follows: to the extent, if any, such other pre-verdict settlement agreement includes terms that provide:

          (a) for joint and several liability among MFN Settling Defendants with respect to monetary payments to be made pursuant to such agreement;

          (b) a guarantee by the parent company of any of MFN Settling Defendants or other assurances of payment or creditors' remedies with respect to monetary payments to be made pursuant to such agreement;

          (c) for the implementation of non-economic tobacco-related public health measures different from those contained in the Settlement Agreement (including this Stipulation of Amendment and the Consent Decree);

          (d) for no offset of Federal Settlement Funds against annual settlement payments pursuant to such settlement agreement; or

          (e) for an offset term more favorable to the plaintiff than the offset provisions of paragraph 9 of this Stipulation of Amendment, then the Settlement Agreement shall, at the option of the Office of the Attorney General of the State of Florida, be revised to include terms comparable to such terms.

          This paragraph 11 supersedes section IV of the Settlement Agreement, which is hereby rendered null, void and of no further effect as to any MFN Settling

Defendant. The State of Florida hereby acknowledges that, pursuant to the terms of this paragraph 11, it has irrevocably waived any future claim against MFN Settling Defendants to revise the terms of the Settlement Agreement or this Stipulation of Amendment pursuant to section IV of the Settlement Agreement (except as provided in paragraph 27 of this Stipulation of Amendment), and it hereby further covenants and agrees that, in consideration for MFN Settling Defendants' agreement to the terms of this Stipulation of Amendment, it shall not hereafter seek to revise the Settlement Agreement or this Stipulation of Amendment as to MFN Settling Defendants, except as expressly provided in this paragraph 11 (or pursuant to mutually agreeable amendment by the parties hereto as provided in section VI.D of the Settlement Agreement and paragraph 20 hereof).

          12. MFN Settling Defendants' Assurances. MFN Settling Defendants
              ------------------------------------
agree:

          (a) to support the legislative initiatives to enact new laws and administrative initiatives to promulgate new rules described in section II.A(2) of the Settlement Agreement; and

          (b) not to support in Congress or any other forum legislation, rules or policies which would preempt, override, abrogate or diminish the State's rights or recoveries under the Settlement Agreement (as amended hereby). Except as specifically provided in the foregoing sentence, nothing in the

     Settlement Agreement (including this Stipulation of Amendment and the Consent Decree) shall be deemed to restrain the parties from advocating terms of any national settlement or taking any other positions on issues relating to tobacco.

          13. Disclosure of Payments. Each MFN Settling Defendant shall disclose
              -----------------------
to the Office of the Attorney General and the Office of the Governor, at the times and in the manner provided below, information about the following payments:

          (a) Any payment to a "lobbyist" or "principal" within the meaning of the Joint Rules of the Florida House and Senate, Section 1.1(2)(d) and
     (f), if the MFN Settling Defendant knows or has reason to know that the payment will be used, directly or indirectly, to influence legislative or administrative action or the official action of state or local government in Florida in any way relating to Tobacco Products or their use;

          (b) Any payment to a third party, if the MFN Settling Defendant knows the payment is partly in consideration for the third party attending, offering testimony at, or participating before a state or local government hearing in Florida in any way relating to Tobacco Products or their use; and

          (c) Any payment (other than a "political contribution" under 2 U.S.C.
     Section 431(8)(A)) to, or for the benefit of, a state or local official in Florida, whether made directly by the MFN Settling Defendant or indirectly through an employee of the MFN Settling Defendant acting within the scope of his employment, or through an affiliate, lobbyist or other agent acting under the substantial control of the MFN Settling Defendant.

Disclosures required under this paragraph 13 shall be filed with the Office of the Attorney General and the Office of the Governor on the first day of February, May, August and November of each year (beginning November 1, 1998) for any and all payments made through the first day of the previous month, and shall be transmitted in electronic format or such format as the Attorney General may require, with the following information:

     - The name, address, telephone number and e-mail address of the recipient;

     -    The amount of each payment described in this paragraph 13; and

     - The aggregate amount of all payments described in this paragraph 13 to the recipient in the calendar year.

Information disclosed pursuant to this paragraph is a "public record" within the meaning of the Florida Public Records Act, Ch. 119, Florida Statutes.

          14. Prohibition of Certain Payments for Product Placement. MFN
              ------------------------------------------------------
Settling Defendants shall not make or cause to be made, in connection with any motion picture made in the United States, any payment, direct or indirect, to any person to use, display, make reference to or use as a prop any cigarette, cigarette package, advertisement for cigarettes, or any other item bearing the brand name, logo, symbol, motto, selling message, recognizable color or pattern of colors, or any other indicia of product identification identical or similar to, or identifiable with, those used for any brand of domestic Tobacco Products.

         15. Prohibition on Promotional Merchandise. On and after December 31,
             ---------------------------------------
1998, MFN Settling Defendants shall permanently cease marketing, licensing, distributing, selling or offering, directly or indirectly, including by catalogue or direct mail, in the State of Florida, any item (other than Tobacco Products or any item of which the sole function is to advertise Tobacco Products) which bears the brand name (alone or in conjunction with any other word), logo, symbol, motto, selling message, recognizable color or pattern of colors, or any other indicia of product identification identical or similar to, or identifiable with, those used for any brand of domestic Tobacco Products, except that nothing in this paragraph shall (i) require any MFN Settling Defendant to terminate, breach or violate any licensing agreement or contract in existence as of July 1, 1998 for the remaining term of such contract; (ii) prohibit the distribution to any employee (18 years of age or older) of an MFN Settling Defendant of any item described above that is intended for the personal use of such employee by such MFN Settling Defendant; or (iii) prohibit items necessarily incidental to or ordinarily distributed in connection with any sponsorship described in section I.D(7) of the Settlement Agreement.

          16. Document Production. MFN Settling Defendants shall, upon request,
              --------------------
provide to the State of Florida a copy of any CD-ROMs of documents that MFN Settling Defendants have agreed to produce, pursuant to the Minnesota Settlement, to the document depository established in connection with the lawsuit State of Minnesota v. Philip Morris Inc., No. C1-94-8565 (Dist. Ct. Ramsey County, filed Aug. 17, 1994), with a copy of the accompanying transmittal letter provided to each person designated to receive notice hereunder.

          17. Court Approval. The parties hereto agree to submit this
              ---------------
Stipulation of Amendment to the Court for its review and approval, and further, to move that the Court enter the Consent Decree in the form attached hereto as
Exhibit 1. If the Court refuses to approve this Stipulation of Amendment and the Consent Decree in any respect unacceptable to any of the parties hereto and such refusal is not reversed on appeal, or if such approval is modified in any respect unacceptable to any of the parties hereto or is set aside on appeal, then this Stipulation of Amendment shall be canceled and terminated and it and all orders issued pursuant hereto (including the Consent Decree) shall become null and void and of no further effect. Any such cancellation or termination of this Stipulation of Amendment shall not of itself result in the cancellation or termination of, or otherwise affect, the Settlement Agreement as approved by the Court on August 25, 1997. All payments described in paragraphs 5 and 6 of this Stipulation of Amendment shall be paid into a special escrow account in a New York City bank, pursuant to the terms of a mutually acceptable escrow agreement in the form attached hereto as
Exhibit 2 (the "MFN Escrow Agreement"), and if so paid shall remain in said escrow account, until such time as (1) the 30-day time period to seek review of the Court's order approving this Stipulation of Amendment has expired without the filing of any notice of appeal or petition for review; or (2) in the event of a timely appeal or petition, the appeal or the petition has been dismissed or the Court's order has been affirmed in all material respects by the court of last resort to which such appeal or petition has been taken and such dismissal or affirmance has become no longer subject to further appeal or review. Any payments made into escrow shall be disbursed from escrow only in strict accordance with the terms of the MFN Escrow Agreement, which shall not be modified without the express written consent of MFN Settling Defendants and the State of Florida.

          18. Escrow Pending Resolution of Certain Claims. Certain of the
              --------------------------------------------
State's private counsel (the "Lienors") have filed attorneys' charging liens against any payments to be made to the State of Florida pursuant to the settlement of the Action (the "Liens"), and the State of Florida has contested the validity and enforceability of the Liens. Until such time as the question of the validity and enforceability of the Liens (including any attorneys' charging liens that may be filed by the State's private counsel after the date hereof) has been conclusively resolved by the court of last resort to which such question may be presented, each payment to be made by Settling Defendants pursuant to this Stipulation of Amendment shall be paid in accordance with such directions as may be issued by the Court as necessary to preserve the claim of the Lienors to the portion of the payment in question that is claimed to be subject to the Liens. Notwithstanding any other provision of this Stipulation of Amendment (i) any payment by Settling Defendants that is made in accordance with such directions shall fully satisfy Settling Defendants' obligations with respect to the payment in question, and (ii) upon the conclusive resolution of the question of the validity and enforceability of the Liens by the court of last resort to which such question may be presented, the portion of each payment to be made by Settling Defendants pursuant to this Stipulation of Amendment that is claimed to be subject to the Liens shall be paid to the State of Florida or to the Lienors (or any of them) in accordance with such conclusive determination.

          19. Payment Responsibility. All obligations of the Settling Defendants
              -----------------------
pursuant to the Settlement Agreement and this Stipulation of Amendment are intended to be and shall remain several, and not joint. Due to the particular corporate structures of Settling Defendants R.J. Reynolds Tobacco Company ("Reynolds") and Brown & Williamson Tobacco Corporation ("Brown & Williamson") with respect to their non-domestic tobacco operations, Settling

Defendants Reynolds and Brown & Williamson shall each be severally liable for its respective share of each payment due pursuant to the Settlement Agreement and this Stipulation of Amendment up to (and its liability hereunder shall not exceed) the full extent of its assets used in, and earnings derived from, the manufacture and sale in the United States of Tobacco Products intended for domestic consumption, and no recourse shall be had against any of its other assets or earnings to satisfy such obligations.

          20. Applicable Provisions of Settlement Agreement. The provisions of
              ----------------------------------------------
sections VI.A (Headings), VI.B (No Admission), VI.C (Non-Admissibility), VI.D (Amendment), VI.E (Cooperation), VI.F (Governing Law), VI.G (Construction), VI.H (Intended Beneficiaries) and VI.I (Counterparts) of the Settlement Agreement shall be equally applicable to this Stipulation of Amendment as though fully set forth herein, and all references to the Settlement Agreement in the sections thereof specifically listed in this paragraph 20 shall be construed to include this Stipulation of Amendment.

          21. Pilot Program. The provisions of section II.B(2) of the Settlement
              --------------
Agreement that restrict the manner in which the pilot program funds provided for therein may be expended are hereby rendered null, void and of no further effect.

         22. Release of Right to Additional Compensation. In consideration for
             --------------------------------------------
the terms hereof, including, inter alia, the provisions of paragraph 5 hereof, the State of Florida hereby irrevocably releases MFN Settling Defendants from any claim for additional compensation pursuant to section V of the Settlement Agreement, and the provisions of section V regarding the State's rights to costs and additional compensation are hereby rendered null, void and of no effect.

          23. Notices. All notices or other communications to any party to the
              --------
Settlement Agreement shall be in writing (and shall include telex, telecopy or similar writing) and shall be given to the respective parties hereto at the following addresses. Any party hereto may change the name and address of the person designated to receive notice on behalf of such party by notice given as provided in this paragraph.

          State of Florida:
          -----------------
          Hon. Robert A. Butterworth
          Attorney General's Office
          The Capitol
          Suite PL01
          Tallahassee, FL 32399-1050
          Fax: (850) 413-0632

          With a copy to:
          ---------------
          Joseph F. Rice
          Ness, Motley, Loadholt, Richardson & Poole
          151 Meeting Street, Suite 600
          Charleston, SC 29402
          Fax: (803) 720-9290

     Philip Morris Incorporated:             R.J. Reynolds Tobacco Company:
     ---------------------------             ------------------------------
          Martin J. Barrington               Charles A. Blixt
          Philip Morris Incorporated         R.J. Reynolds Tobacco Company
          120 Park Avenue                    401 North Main Street
          New York, NY 10017-5592            Winston-Salem, NC 27102
          Fax: (212) 907-5399                Fax: (336) 741-2998

          With a copy to:                    With a copy to:
          ---------------                    ---------------
          Meyer G. Koplow                    Arthur F. Golden
          Wachtell, Lipton, Rosen & Katz     Davis Polk & Wardwell
          51 West 52nd Street                450 Lexington Avenue
          New York, NY 10019                 New York, NY 10017
          Fax: (212) 403-2000                Fax: (212) 450-4800

    Brown & Williamson Tobacco Corp.:        Lorillard Tobacco Company:
    ---------------------------------        --------------------------
          F. Anthony Burke                   Arthur J. Stevens
          Brown & Williamson Tobacco Corp.   Lorillard Tobacco Company
          200 Brown & Williamson Tower       714 Green Valley Road
          401 South Fourth Avenue            Greensboro, NC 27408
          Louisville, KY 40202               Fax: (336) 335-7707
          Fax: (502) 568-7297

          With a copy to:                    United States Tobacco Company:
          ---------------                    ------------------------------
          Stephen R. Patton                  Richard H. Verheij
          Kirkland & Ellis                   UST Inc.
          200 East Randolph Dr.              100 West Putnam Avenue
          Chicago, IL 60601                  Greenwich, CT 06830
          Fax: (312) 861-2200                Fax: (203) 863-7233


          24. Representation of Parties. The parties hereto represent that the
              --------------------------
Settlement Agreement and this Stipulation of Amendment have been duly authorized and, upon execution, will (together with the Consent Decree) constitute valid and binding contractual obligations, enforceable in accordance with their terms, of each of the parties hereto.

          25. Severability. In the event that any non-material provision of the
              -------------
Settlement Agreement (as revised hereby) is modified or found to be invalid or unenforceable, the remainder thereof shall be fully enforceable.

          26. Attorneys' Fees. Settling Defendants, the State of Florida and
              ----------------
certain private counsel for the State of Florida have entered into a separate agreement on September 11, 1998 (the "Florida Fee Payment Agreement") that sets forth the entire obligation of Settling Defendants with respect to payment of attorneys' fees pursuant to section V of the Settlement Agreement. The parties hereto agree that MFN Settling Defendants shall not be required to perform any obligation pursuant to paragraphs 5 and 6 of this Stipulation of Amendment until such time as (1) the Court issues the Consent Decree in the form attached as
Exhibit 1 hereto; (2) the 30-day period to seek review of the Court's order entering the Consent Decree has expired without the filing of any notice of appeal or petition for review; and (3) in the event of a timely appeal or petition, such appeal or petition has been dismissed or the Court's order entering the Consent Decree has been affirmed in all material respects by the court of last resort to which such appeal or petition has been taken and such dismissal or affirmance has become no longer subject to further appeal or review. Under no circumstances shall Settling Defendants' entry into this

Stipulation of Amendment or the Florida Fee Payment Agreement be construed as, or deemed to be, evidence of or an admission or concession that the Settlement Agreement can be revised pursuant to the Most Favored Nation clause without incorporation of all terms of any settlement agreement that provides the occasion for any such revision, including all terms thereof with respect to attorneys' fees.

          27. Conditioned on Minnesota Settlement. In the event that a court
              ------------------------------------
order or other judicial determination is issued on or before January 2, 2003 that overturns, voids or invalidates the Minnesota Settlement or otherwise declares it to be unenforceable (such that MFN Settling Defendants are relieved from making payments required under the Minnesota Settlement) (the "Minnesota Order"), MFN Settling Defendants shall have the option to elect not to make any payment pursuant to paragraphs 5 and 6 of this Stipulation of Amendment that becomes due on or after the date of such Minnesota Order. In the event that MFN Settling Defendants make such an election:

          (a) MFN Settling Defendants shall not be obligated to make any payment pursuant to paragraphs 5 and 6 of this Stipulation of Amendment that becomes due on or after the date of the Minnesota Order; provided, however, that if the Minnesota Order is reversed on appeal or otherwise set aside, MFN Settling Defendants shall be obligated to make any payments pursuant to paragraphs 5 and 6 of this Stipulation of

     Amendment that were not made when initially due as result of the Minnesota Order;

          (b) the provisions of paragraph 11 of this Stipulation of Amendment shall not apply to preclude the application of section IV of the Settlement Agreement with respect to any pre-verdict settlement agreement described therein entered into after the date of the Minnesota Order; and

          (c) MFN Settling Defendants shall be entitled to a credit, in the amount of any payments made pursuant to paragraphs 5 and 6 of this Stipulation of Amendment, against any payments due to the State of Florida as a result of application of section IV of the Settlement Agreement in connection with any pre-verdict settlement agreement entered into after the date of the Minnesota Order, pursuant to subparagraph (b) of this paragraph 27.

No other provision of the Settlement Agreement, this Stipulation of Amendment or the Consent Decree shall be affected by the Minnesota Order. MFN Settling Defendants will provide the State of Florida with notice of any filing seeking to obtain a Minnesota Order.

          28. Entire Agreement of Parties. The Settlement Agreement (including
              ----------------------------
this Stipulation of Amendment, Florida Fee Payment Agreement and the Consent Decree) contains an entire, complete and integrated statement of each and every term and provision agreed to by and among the parties hereto relating in any way to the settlement of the tobacco litigation brought by the State of Florida, and is not subject to any condition not provided for herein.

          IN WITNESS WHEREOF, the parties hereto, through their fully authorized representatives, have agreed to this Stipulation of Amendment as of this eleventh day of September, 1998.

                                        STATE OF FLORIDA, acting by and
                                        through Lawton M. Chiles, Jr.,
                                        its duly elected and authorized
                                        Governor, and Robert A.
                                        Butterworth, its duly elected
                                        and authorized Attorney General


                                        By: /s/LAWTON M. CHILES, JR.
                                           -------------------------
                                            Lawton M. Chiles, Jr.
                                            Governor


                                        By: /s/ROBERT A. BUTTERWORTH
                                           -------------------------
                                            Robert A. Butterworth
                                            Attorney General


                                        PHILIP MORRIS INCORPORATED


                                        By: /s/MEYER G. KOPLOW
                                           -------------------------
                                            Meyer G. Koplow
                                            Counsel


                                        By: /s/MARTIN J. BARRINGTON
                                           -------------------------
                                            Martin J. Barrington
                                            General Counsel

                                        R.J. REYNOLDS TOBACCO
                                        COMPANY


                                        By: /s/ARTHUR F. GOLDEN
                                           -------------------------
                                            Arthur F. Golden
                                            Counsel


                                        By: /s/CHARLES A. BLIXT
                                           -------------------------
                                            Charles A. Blixt
                                            Executive Vice President &
                                                    General Counsel


                                        BROWN & WILLIAMSON TOBACCO
                                        CORPORATION


                                        By: /s/STEPHEN R. PATTON
                                           -------------------------
                                            Stephen R. Patton
                                            Counsel


                                        By: /s/F. ANTHONY BURKE
                                           -------------------------
                                            F. Anthony Burke
                                            Vice President & General Counsel

                                        LORILLARD TOBACCO COMPANY


                                        By: /s/ARTHUR J. STEVENS
                                           -------------------------
                                            Arthur J. Stevens
                                            Senior Vice President &
                                                  General Counsel


                                        UNITED STATES TOBACCO
                                        COMPANY


                                        By: /s/RICHARD H. VERHEIJ
                                           -------------------------
                                            Richard H. Verheij
                                            Executive Vice President &
                                                  General Counsel

                                   APPENDIX A
                                   ----------

                   FORMULA FOR CALCULATING VOLUME ADJUSTMENTS
                   ------------------------------------------

          Any payment that by the terms of the Stipulation of Amendment is to be adjusted pursuant to this Appendix (the "Applicable Base Payment") shall be adjusted pursuant to this Appendix in the following manner:

     (A) in the event the aggregate number of cigarettes shipped for domestic consumption by Settling Defendants in the Applicable Year (as defined hereinbelow) (the "Actual Volume") is greater than the aggregate number of cigarettes shipped for domestic consumption by Settling Defendants in 1997 (the "Base Volume"), the Applicable Base Payment shall be multiplied by the ratio of the Actual Volume to the Base Volume;

     (B) in the event the Actual Volume is less than the Base Volume,

          (i) the Applicable Base Payment shall be multiplied by the ratio of the Actual Volume to the Base Volume, and the resulting product shall be divided by 0.98; and

          (ii)if a reduction of the Applicable Base Payment results from the application of subparagraph (B)(i) of this Appendix, but the Settling Defendants' aggregate net operating profits from domestic sales of cigarettes for the Applicable Year (the "Actual Net Operating Profit") is greater than the Settling Defendants' aggregate net operating profits from domestic sales of cigarettes in 1997 (the "Base Net Operating Profit") (such Base Net Operating Profit being adjusted upward by the greater of the rate of 3% per annum or the actual total percent change in the Consumer Price Index, in either instance for the period between January 1, 1998 and the date on which the payment at issue is made), then the amount by which the Applicable Base Payment is reduced by the application of subparagraph (B)(i) shall be reduced (but not below zero) by 5.5% of 25% of such increase in such profits. For purposes of this Appendix, "net operating profits from domestic sales of cigarettes" shall mean net operating profits from domestic sales of cigarettes as reported to the United States Securities and Exchange Commission ("SEC") for the Applicable Year
               or, in the case of a Settling Defendant that does not report profits to the SEC, as reported in financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized accounting firm. The determination of Settling Defendants' aggregate net operating profits from domestic sales of cigarettes shall be derived using the same methodology as was employed in deriving such Settling Defendants' aggregate net operating profits from domestic sales of cigarettes in 1997. Any increase in an Applicable Base Payment pursuant to this subparagraph B(ii) shall be payable within 120 days after the date that the payment at issue was required to be made.

          (C) "Applicable Year" means (i) with respect to the payments made pursuant to paragraph 7 of the Stipulation of Amendment, the calendar year ending on the date on which the payment at issue is due, regardless of when such payment is made; and (ii) with respect to all other payments made pursuant to the Stipulation of Amendment, the calendar year immediately preceding the year in which the payment at issue is due, regardless of when such payment is made.

                                    EXHIBIT 1


             IN THE CIRCUIT COURT OF THE FIFTEENTH JUDICIAL CIRCUIT
                           PALM BEACH COUNTY, FLORIDA


STATE OF FLORIDA, et al.,

               Plaintiffs,
    v.                                       Civil Action No. 95-1466 AH

AMERICAN TOBACCO
COMPANY, et al.,

          Defendants.
-------------------------------/


                                 CONSENT DECREE
                                 --------------

          WHEREAS, on August 25, 1997, the State of Florida and certain defendants entered into a Settlement Agreement (the "Settlement Agreement") to settle and resolve with finality all present and future claims against all parties to this litigation relating to the subject matter of this litigation which have been or could have been asserted by any of the parties hereto;

          WHEREAS, the Settlement Agreement was approved and adopted as an enforceable order of the Court pursuant to Court Order dated August 25, 1997, in which the Court expressly retained continuing jurisdiction to enforce and implement the terms of the Settlement Agreement, including the Most Favored Nation clause of the Settlement Agreement;

                                    EXHIBIT 1


          WHEREAS, the Settlement Agreement contains a "Most Favored Nation" clause which provides that, in the event that Settling Defendants enter into a future pre-verdict settlement agreement of other litigation brought by a non-federal governmental plaintiff on terms more favorable to such governmental plaintiff than the terms of the Settlement Agreement (after due consideration of relevant differences in population or other appropriate factors), the terms of the Settlement Agreement shall be revised so that the State of Florida will obtain treatment at least as relatively favorable as any such non-federal governmental entity;

          WHEREAS, on May 8, 1998, Settling Defendants Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation and Lorillard Tobacco Company (the "MFN Settling Defendants") entered into a pre-verdict settlement agreement with the State of Minnesota (the "Minnesota Settlement") to resolve the lawsuit State of Minnesota v. Philip Morris Inc., No. C1-94-8565 (Dist. Ct. Ramsey County, filed Aug. 17, 1994);

          WHEREAS, the State of Florida and MFN Settling Defendants agree that, pursuant to the Most Favored Nation clause of the Settlement Agreement, the Settlement Agreement is to be revised in light of the Minnesota Settlement;

          WHEREAS, the State of Florida and Settling Defendants have agreed on the terms of revisions to the Settlement Agreement as set forth in a Stipulation of

                                    EXHIBIT 1


Amendment to Settlement Agreement and for Entry of Consent Decree executed on September 11, 1998 (the "Stipulation of Amendment");

         WHEREAS, the Stipulation of Amendment provides for entry of this Consent Decree, which sets forth certain terms of injunctive relief, and further, provides that the MFN Settling Defendants have waived as specified therein their right to challenge the terms of this Consent Decree as being superseded or preempted by future congressional enactments; and

         WHEREAS, the Attorney General believes the entry of this Consent Decree is appropriate and in the public interest;

         NOW, THEREFORE, the State of Florida and MFN Settling Defendants having come before the Court on their joint motion for approval of a Stipulation of Amendment to the Settlement Agreement, and the Court having reviewed and considered the Stipulation of Amendment and otherwise being fully advised in the premises, it is hereby ORDERED, ADJUDGED and DECREED as follows:

         1. Approval. The Court finds that the terms of the Stipulation of
            --------
Amendment are just and in the best interests of the State of Florida and Settling Defendants, and the same is hereby approved and adopted as an enforceable order of the Court, which shall supersede any prior court order insofar as inconsistent therewith. The Court further finds that the Stipulation of Amendment and the Florida Fee Payment Agreement set forth the State and Settling Defendants'

                                    EXHIBIT 1

agreement as to certain matters addressed in this Court's April 16, 1998 Order Implementing Most Favored Nation Provision of Florida Settlement Agreement and
Exhibit 1 thereto (the "April 16th Order") and accordingly hereby amends the April 16th Order (and all other orders of the Court relating thereto) so as to conform it to the terms of the Florida Fee Payment Agreement. In addition, the Court finds that amounts payable by Settling Defendants pursuant to the Florida Fee Payment Agreement are not funds of the State of Florida and are not subject to appropriation by the State of Florida pursuant to 1998 Fla. Sess. Law Serv. Ch. 98-63 (C.S.S.B. 1270) (West) and that Settling Defendants are under no obligation to pay such amounts to the State of Florida. In addition, pursuant to paragraph 10 of the Stipulation of Amendment, the claims of the State of Florida dismissed pursuant to the Court's Order Approving and Adopting Certain Stipulations of the Parties as Enforceable Orders of this Court, dated April 24, 1998 (the "April 24th Order") and the Stipulation of Voluntary Dismissal Without Prejudice of Count III of the Plaintiffs' Third Amended Complaint, dated April 24, 1998 (the "April 24th Stipulation") are hereby dismissed with prejudice and, notwithstanding anything to the contrary in the Settlement Agreement, the April 24th Order or the April 24th Stipulation, the claims dismissed pursuant to the April 24th Order and the April 24th Stipulation shall be treated as Released Claims for purposes of section II.C(2) of the Settlement Agreement.

                                    EXHIBIT 1


         2. Jurisdiction and Venue. In keeping with the Settlement Agreement and
            ----------------------
this Court's August 25, 1997 Order, the Court expressly retains jurisdiction for the purpose of enforcement of the Settlement Agreement (as amended by the Stipulation of Amendment) and this Consent Decree, as well as other issues relating to the settlement of this Action that are currently pending before the Court. Any party to this Consent Decree may apply to this Court at any time for such further orders and directions as may be necessary or appropriate for the construction and enforcement of the Settlement Agreement, the Stipulation of Amendment and this Consent Decree.

          3. Definitions. The definitions set forth in the Settlement Agreement
             ------------
(as supplemented or superseded by the Stipulation of Amendment) are incorporated by reference herein.

          4. Applicability. This Consent Decree applies only to MFN Settling
             --------------
Defendants in their corporate capacity acting through their respective successors and assigns, directors, officers, employees, agents, subsidiaries, divisions or other internal organizational units of any kind or any other entities acting in concert or participating with them, and only with respect to activities in connection with the manufacture and sale in the United States of Tobacco Products intended for domestic consumption. The remedies and penalties for a violation of this Consent Decree shall apply only to MFN Settling Defendants, and shall not be imposed or

                                    EXHIBIT 1


assessed against any employee, officer or director of MFN Settling Defendants or other person or entity as a consequence of such a violation, and there shall be no jurisdiction under this Consent Decree to impose or assess a penalty against any employee, officer or director of MFN Settling Defendants or other person or entity as a consequence of a violation of this Consent Decree.

          5. Effect on Third Parties. This Consent Decree is not intended to and
             ------------------------
does not vest standing in any third party with respect to the terms hereof, or create for any person other than the parties hereto a right to enforce the terms hereof.

          6. Injunctive Relief. MFN Settling Defendants are permanently enjoined
             ------------------
from:

          (a) On and after December 31, 1998, marketing, licensing for distribution or sale, distributing, selling or offering, directly or indirectly, including by catalogue or direct mail, in the State of Florida, any item (other than Tobacco Products or any item the sole function of which is to advertise Tobacco Products) which bears the brand name (alone or in conjunction with any other word), logo, symbol, motto, selling message, recognizable color or pattern of colors, or any other indicia or product identification identical or similar to, or identifiable with, those used for any domestic brand of Tobacco Products, except that nothing in this paragraph shall (i) require any MFN Settling Defendant to terminate,

                                    EXHIBIT 1


     breach or violate any licensing agreement or contract in existence as of July 1, 1998 for the remaining term of such contract; (ii) prohibit the distribution to any employee (18 years of age or older) of an MFN Settling Defendant of any item described above that is intended for the personal use of such employee by such MFN Settling Defendant; or (iii) prohibit items necessarily incidental to or ordinarily distributed in connection with any sponsorship described in section I.D(7) of the Settlement Agreement.

          (b) Making any material misrepresentation of fact regarding the health consequence of using any Tobacco Product, including any tobacco additives, filters, paper or other ingredients; provided, however, that nothing in this paragraph shall limit the exercise of any First Amendment right or any defense or position which persons bound by this Consent Decree may assert in any judicial, legislative or regulatory forum.

          (c) Entering into any contract, combination or conspiracy between or among themselves which has the purpose or effect of: (1) limiting competition in the production or distribution of information about the health hazards or other consequences of the use of Tobacco Products; (2) limiting or suppressing research into smoking and health; or (3) limiting or suppressing research into, marketing, or development of new products.

                                    EXHIBIT 1


          (d) Taking any action, directly or indirectly, to target children in Florida in the advertising, promotion, or marketing of cigarettes, or taking any action the primary purpose of which is to initiate, maintain or increase the incidence of underage smoking in Florida.

          7. No Determination or Admission. The Settlement Agreement having been
             ------------------------------
executed prior to the taking of any testimony, no final determination of any violation of any provision of law has been made in this Action. This Consent Decree is not intended to be and shall not in any event be construed as, or deemed to be, an admission or concession or evidence of any liability or any wrongdoing whatsoever on the part of any person covered by the releases provided in sections II(C)(1) and (2) of the Settlement Agreement; nor shall this Consent Decree be construed as, or deemed to be, an admission or concession or evidence of personal jurisdiction with respect to any person not a party to this Consent Decree. Defendants specifically disclaim any liability or wrongdoing whatsoever with respect to the claims and allegations asserted against them in this Action and MFN Settling Defendants have entered into the Settlement Agreement and the Stipulation of Amendment, and have stipulated to entry of this Consent Decree, solely to avoid the further expense, inconvenience, burden and risk of litigation.

          8. Modification. This Consent Decree shall not be modified unless the
             -------------
party seeking modification demonstrates, by clear and convincing evidence, that it

                                    EXHIBIT 1


will suffer irreparable harm from new and unforeseen conditions; provided, however, that the provisions of paragraph 4 of this Consent Decree shall in no event be subject to modification. Changes in the economic conditions of the parties shall not be grounds for modification. It is intended that MFN Settling Defendants will comply with this Consent Decree as originally entered, even if MFN Settling Defendants' obligations hereunder are greater than those imposed under current or future law. Therefore, a change in law that results, directly or indirectly, in more favorable or beneficial treatment of any one or more of the MFN Settling Defendants shall not support modification of this Consent Decree. The provisions of this paragraph shall not be construed to limit or affect any future modification of the Settlement Agreement (as amended by the Stipulation of Amendment) in the manner provided in paragraphs 11 and 27 of the Stipulation of Amendment.

          9. Enforcement and Attorneys' Fees. In any proceeding which results in
             --------------------------------
a finding that a MFN Settling Defendant violated this Consent Decree, the responsible MFN Settling Defendant or MFN Settling Defendants shall pay the State's costs and attorneys' fees incurred in such proceeding.

          10. Non-Exclusivity of Remedy. The remedies in this Consent Decree are
              --------------------------
cumulative and in addition to any other remedies the State may have at law or equity. Nothing herein shall be construed to prevent the State from bringing any action simply because the conduct that is the basis for such action may also violate this Consent Decree.

          DONE AND ORDERED at Palm Beach County, Florida, this the __th day of September, 1998.


                                   --------------------------------------------
                                   CIRCUIT JUDGE


APPROVED:




----------------------------------------
Robert A. Butterworth, Attorney General,
Florida Bar No. 114422
For the State of Florida




----------------------------------------
Stephen J. Krigbaum, Esq.,
Florida Bar No. 0978019
For MFN Settling Defendants

                                    EXHIBIT 2


                              MFN ESCROW AGREEMENT

         This escrow agreement (the "MFN Escrow Agreement") is entered into as of _________, 1998 by and among Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation and Lorillard Tobacco Company (collectively and severally, "MFN Settling Defendants" and each individually a "MFN Settling Defendant"), the State of Florida and _____ _____ [Bank], as escrow agent (the "MFN Escrow Agent").

                                   WITNESSETH:

         WHEREAS, the State of Florida and Settling Defendants entered into a comprehensive settlement agreement and release as of August 27, 1997 (the "Settlement Agreement"), setting forth the terms and conditions of an agreement to settle and resolve with finality all present and future claims relating to the subject matter of the litigation entitled State of Florida v. American Tobacco Co., No. 95-1466 AH (Fifteenth Jud. Cir., Palm Beach County) (the "Action"), in the Circuit Court of Palm Beach County, Florida (the "Court");

         WHEREAS, the State of Florida and Settling Defendants entered into a Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree (the "Stipulation of Amendment") on September 11, 1998, paragraph 17 of which provides for Court approval of the Stipulation of Amendment;

         WHEREAS, paragraph 5 of the Stipulation of Amendment provides that, on the dates specified therein, each MFN Settling Defendant shall severally pay to the State of Florida, pro rata in proportion to its Market Share, its respective share of the amounts indicated for each date;

         WHEREAS, paragraph 17 of the Stipulation of Amendment further provides that all payments described in paragraphs 5 and 6 of the Stipulation of Amendment shall be paid into a special escrow account in an appropriate New York City bank (and if so paid shall remain in said escrow account) until such time as (1) the 30 day period for appeal or to seek review of the Court's order approving the Stipulation of Amendment has expired without the filing of any notice of appeal or petition for review; or (2) in the event of any such appeal or petition, the appeal or the petition has been dismissed or the Court's order has been affirmed in all material respects by the court of last resort to which such

                                    EXHIBIT 2

appeal or petition has been taken and such dismissal or affirmance has become no longer subject to further appeal or review (the "Availability Date"); and

         WHEREAS, the parties hereto believe that at least one of the payments described in the preceding paragraphs may become due prior to the Availability
Date:

         NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Appointment of MFN Escrow Agent.

         MFN Settling Defendants and the State of Florida hereby appoint the MFN Escrow Agent to act as escrow agent on the terms and conditions set forth herein, and the MFN Escrow Agent hereby accepts such appointment on such terms and conditions.

SECTION 2.  Deposit.

         In the event that any payment pursuant to paragraph 5 or 6 of the Stipulation of Amendment becomes due on a date prior to the Availability Date, each MFN Settling Defendant shall severally deliver to the MFN Escrow Agent in immediately available funds such MFN Settling Defendant's respective share of the payment in question (the sum of such shares being the "Initial Deposit"). Upon receipt, the MFN Escrow Agent shall deposit the Initial Deposit into a separate escrow account established for such purpose and governed by the terms of this MFN Escrow Agreement (the "MFN Escrow Account"). Any subsequent payment pursuant to paragraph 5 or 6 of the Stipulation of Amendment that becomes due prior to the Availability Date shall be delivered to the MFN Escrow Agent and added to the Initial Deposit (the Initial Deposit and any subsequent payments deposited into the MFN Escrow Account, including any payments of interest or other income on investment of the MFN Escrow Amount or any portion thereof, being the "MFN Escrow Amount") and shall be governed by the terms of this MFN Escrow Agreement. All such deliveries of funds are subject to the right of MFN Settling Defendants to obtain, pursuant to section 4(a) of this MFN Escrow Agreement, prompt return of the entire MFN Escrow Amount (less appropriate deductions for administrative fees and expenses, including taxes and other related costs) in the event that the Stipulation of Amendment is cancelled or terminated pursuant to paragraph 17 of the Stipulation of Amendment. The MFN Escrow Amount shall be maintained, invested and disbursed by the MFN Escrow Agent strictly in accordance with this MFN Escrow Agreement.

                                    EXHIBIT 2

SECTION 3.  Investment of MFN Escrow Amount.

         The MFN Escrow Agent shall invest and reinvest the MFN Escrow Amount in either (i) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America (including government-sponsored agencies) or the State of Florida; (ii) repurchase agreements fully collateralized by securities of the kind specified in clause
(i) above; (iii) money market accounts maturing within 30 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof (a "United States Bank") and having a combined capital surplus in excess of $250,000,000; or (iv) demand deposits with any United States Bank or any federal savings and loan institution having a combined capital surplus in excess of $250,000,000. Any loss on any such investment, including, without limitation, any penalty for any liquidation required to fund a disbursement, shall be borne pro rata by the parties in proportion to their ultimate entitlement to the MFN Escrow Amount. The MFN Escrow Agent's fees and all expenses, including taxes and other related costs, shall, to the extent possible, be paid out of income earned. Whenever the MFN Escrow Agent shall pay all or any part of the MFN Escrow Amount to any party as provided herein, the MFN Escrow Agent shall also pay to such party all interest and profits earned to the date of payment on such amount, less deductions for fees and all expenses, including taxes and other related fees.

SECTION 4.  Release of the MFN Escrow Amount.

         After receipt, the MFN Escrow Agent shall deliver the MFN Escrow Amount as set forth below:

                  (a) Following receipt of written notice signed by counsel for the MFN Settling Defendants certifying that such notice has been delivered by counsel for the MFN Settling Defendants to all parties hereto and stating that the Court has not approved the Stipulation of Amendment as provided in paragraph 17 thereof or that the Court's approval has been modified in any respect unacceptable to any of the parties thereto or set aside on appeal, the MFN Escrow Agent shall upon the expiration of ten (10) business days following the MFN Escrow Agent's receipt of such notice disburse the entire MFN Escrow Amount (including any interest thereon, as provided in Section 3) to the MFN Settling Defendants on the same pro rata basis as such funds were contributed to the MFN Escrow Account.

                                    EXHIBIT 2

                  (b) Upon receipt of (i) written notice signed by counsel for the MFN Settling Defendants and counsel for the State of Florida stating that the Availability Date has occurred and (ii) an order of the Court pursuant to applicable Florida law so directing, the MFN Escrow Agent shall proceed to distribute the MFN Escrow Amount in accordance with such Court order.

                  (c) For its services, the MFN Escrow Agent shall receive fees in accordance with the MFN Escrow Agent's customary fees in similar matters. All such fees shall constitute a direct charge against the MFN Escrow Amount, but the MFN Escrow Agent shall not debit the MFN Escrow Amount for any such charge until it shall have presented its statement to and received approval by counsel for the MFN Settling Defendants and counsel for the State of Florida, which approval shall not be unreasonably withheld. Such approval shall be deemed given if the MFN Escrow Agent has not received written objections from either counsel for MFN Settling Defendants or counsel for the State of Florida within 30 days after presentment of its statement. Such fees and all expenses charged against the MFN Escrow Amount shall, to the extent possible, be paid out of interest earned. In the event that counsel for MFN Settling Defendants or counsel for the State of Florida objects in writing to such fees, the MFN Escrow Agent shall not debit the MFN Escrow Amount except upon a court order approving such fees.

SECTION 5.  Substitute Form W-9; Qualified Settlement Fund.

         Each of the signatories to this MFN Escrow Agreement shall provide the MFN Escrow Agent with a correct taxpayer identification number on a substitute Form W-9 within 90 days of the date hereof and indicate thereon that it is not subject to backup withholding. It is anticipated that the MFN Escrow Account established pursuant to this MFN Escrow Agreement shall be treated as a Qualified Settlement Fund for federal tax purposes pursuant to Treas.
Reg. Section 1.468B-1.

SECTION 6.  Termination of MFN Escrow Account.

         This MFN Escrow Agreement (other than the MFN Escrow Agent's right to indemnification set forth in Section 7) shall terminate when the MFN Escrow Agent shall have released from the MFN Escrow Account all amounts pursuant to
Section 4 hereof.

                                    EXHIBIT 2

SECTION 7.  MFN Escrow Agent.

                  (a) The MFN Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own negligence or willful misconduct. In the event the MFN Escrow Agent fails to receive the instructions contemplated by Section 4 hereof or receives conflicting instructions, the MFN Escrow Agent shall be fully protected in refraining from acting until such instructions are received or such conflict is resolved by written agreement or court order.

                  (b) MFN Settling Defendants, on the same pro rata basis as the funds constituting the MFN Escrow Amount were contributed to the MFN Escrow Account, agree to indemnify, hold harmless and defend the MFN Escrow Agent from and against any and all losses, claims, liabilities and reasonable expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder or in connection herewith prior to the Availability Date, except such as shall result solely and directly from its own negligence or willful misconduct. The MFN Escrow Agent shall not be bound in any way by any agreement or contract between MFN Settling Defendants and the State of Florida (whether or not the MFN Escrow Agent has knowledge thereof) and the only duties and responsibilities of the MFN Escrow Agent shall be to hold and invest the MFN Escrow Amount received hereunder and to release such MFN Escrow Amount in accordance with the terms of this MFN Escrow Agreement.

                  (c) The MFN Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor MFN Escrow Agent, selected by the MFN Settling Defendants and agreeable to the State of Florida, shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor MFN Escrow Agent shall not have been delivered to the MFN Escrow Agent within 30 days after the giving of such notice of resignation, the resigning MFN Escrow Agent may, at the expense of MFN Settling Defendants and the State of Florida (to be shared equally between the State of Florida and the MFN Settling Defendants), petition the Court for the appointment of a successor MFN Escrow Agent.

                                    EXHIBIT 2

                  (d) Upon the Availability Date having occurred, provided that MFN Settling Defendants have performed all of their obligations required to be performed prior to the Availability Date, all duties and obligations of MFN Settling Defendants hereunder shall cease, with the exception of any indemnification obligation of MFN Settling Defendants incurred prior to the Availability Date.

SECTION 8.  Miscellaneous.

                  (a) Notices. All notices or other communications to any party or other person hereunder shall be in writing (which shall include telex, telecopy or similar writing) and shall be given to the respective parties or persons at the following addresses. Any party or person may change the name and address of the person designated to receive notice on behalf of such party or person by notice given as provided in this paragraph.

                  State of Florida:
                  -----------------

                  Hon. Robert A. Butterworth
                  Attorney General's Office
                  The Capitol
                  Suite PL01
                  Tallahassee, FL 32399-1050
                  Fax: (850) 413-0632

                  With a copy to:
                  ---------------
                  Joseph F. Rice, Esq.
                  Ness, Motley, Loadholt, Richardson & Poole
                  151 Meeting Street, Suite 600
                  Charleston, SC 29402
                  Fax: (843) 720-9290


                  MFN Settling Defendants:
                  ------------------------

                  For Philip Morris Incorporated:
                  -------------------------------
                  Martin J. Barrington
                  Philip Morris Incorporated
                  120 Park Avenue
                  New York, NY 10017-5592

                                    EXHIBIT 2

                  Fax: (212) 907-5399

                  With a copy to:
                  ---------------
                  Meyer G. Koplow
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY 10019
                  Fax: (212) 403-2000

                  For R.J. Reynolds Tobacco Company
                  ---------------------------------
                  Charles A. Blixt
                  R.J. Reynolds Tobacco Company
                  401 North Main Street
                  Winston-Salem, NC 27102
                  Fax: (336) 741-2998

                  With a copy to:
                  ---------------
                  Arthur F. Golden
                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017
                  Fax: (212) 450-4800

                  For Brown & Williamson Tobacco Corporation:
                  -------------------------------------------
                  Michael Walter
                  Brown & Williamson Tobacco Corporation
                  200 Brown & Williamson Tower
                  401 South Fourth Avenue
                  Louisville, KY 40202
                  Fax: (502) 568-7187

                  With a copy to:
                  ---------------
                  F. Anthony Burke
                  Brown & Williamson Tobacco Corporation
                  200 Brown & Williamson Tower
                  401 South Fourth Avenue
                  Louisville, KY 40202
                  Fax: (502) 568-7297

                                    EXHIBIT 2

                  For Lorillard Tobacco Company:
                  ------------------------------
                  Arthur J. Stevens
                  Lorillard Tobacco Company
                  714 Green Valley Road
                  Greensboro, NC 27408
                  Fax: (336) 335-7707

                  MFN Escrow Agent:
                  -----------------

                  [Bank]
                  [Bank Address]

                  Phone:
                  Fax:

                  Wire Transfer Instructions:
                  ABA #:
                  Account #:
                  Account Name:

                  (b) Successors and Assigns. The provisions of this MFN Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (c) Governing Law. This MFN Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to the conflicts of law rules of such state.

                  (d) Jurisdiction and Venue. The parties hereto irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Southern District of New York for purposes of any suit, action or proceeding seeking to enforce any provision of, or based on any right arising out of, this MFN Escrow Agreement, and the parties hereto agree not to commence any such suit, action or proceeding except in such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding in such court and hereby further irrevocably waive and agree not to plead or claim in such court that any such suit, action or proceeding has been brought in an inconvenient forum.

                                    EXHIBIT 2

                  (e) Definitions. Terms used herein that are defined in the Settlement Agreement or the Stipulation of Amendment are, unless otherwise defined herein, used in this MFN Escrow Agreement as defined in the Settlement Agreement or the Stipulation of Amendment, as appropriate.

                  (f) Amendments. This MFN Escrow Agreement may be amended only by written instrument executed by all parties hereto. The waiver of any rights conferred hereunder shall be effective only if made by written instrument executed by the waiving party. The waiver by any party of any breach of this MFN Escrow Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this MFN Escrow Agreement.

                  (g) Counterparts; Effectiveness. This MFN Escrow Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This MFN Escrow Agreement shall become effective when each party hereto shall have signed a counterpart hereof. Delivery by facsimile of a signed agreement shall be deemed delivery for purposes of acknowledging acceptance hereof; however, an original executed signature page must promptly thereafter be appended to this MFN Escrow Agreement, and an original executed agreement shall promptly thereafter be delivered to each party hereto.

                  (h) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.

                                    EXHIBIT 2

         IN WITNESS WHEREOF, the parties have executed this MFN Escrow Agreement as of the day and year first hereinabove written.


                                   STATE OF FLORIDA




                                   By:
                                      -----------------------------------------
                                      Robert A. Butterworth
                                       Attorney General




                                   PHILIP MORRIS INCORPORATED




                                   By:
                                      -----------------------------------------
                                      Meyer G. Koplow
                                       Counsel




                                   R.J. REYNOLDS TOBACCO COMPANY




                                   By:
                                      -----------------------------------------
                                      Arthur F. Golden
                                       Counsel

                                   EXHIBIT 2


                                   BROWN & WILLIAMSON TOBACCO
                                      CORPORATION




                                   By:
                                      -----------------------------------------
                                      Stephen R. Patton
                                       Counsel




                                   LORILLARD TOBACCO COMPANY





                                   By:
                                      -----------------------------------------
                                      Arthur J. Stevens
                                       Senior Vice President & General Counsel




                                   _________________ [BANK],
                                       as MFN Escrow Agent




                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title: